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                                                               Exhibit 10.14

                     MARKETING and DISTRIBUTION AGREEMENT

Nanophase Technologies Corporation of Burr Ridge, Illinois ("NTC") and Whittaker, Clark & Daniels, Inc., of South Plainfield, New Jersey ("Whittaker"), effective November 22, 1995, agree as follows:

 1. NTC hereby appoints, and Whittaker hereby accepts appointment, as NTC's exclusive global distributor of the Products (as defined below) for the Applications (as defined below). The scope of this appointment and the nature of the products and applications hereunder may be modified or expanded by mutual agreement of the parties from time to time.
 2. The products covered by this agreement are NTC TiO(2) and iron oxide in such form (including coated or dispersed) as may be determined by NTC in its discretion, for use by Whittaker's customers in the Applications defined below (the
      Products).
 3. The applications covered by this agreement are cosmetics and skin care (the Applications).
 4. The objective of this agreement is to achieve and maintain a dominant market position for the Products based upon superior performance of the Products within the Applications defined above.
 5. The parties agree that the primary role of NTC under this agreement shall be to provide Products and related technology support for the Applications defined above, and the primary role of Whittaker shall be to perform the marketing functions and to provide the related customer support. Nonetheless, the parties agree to actively confer and collaborate with each other concerning significant issues and activities relating to achievement of the marketing objectives.

 6    To achieve the objectives of this agreement, NTC agrees to:
       a. Supply the Products to Whittaker on schedules and in quantities adequate to support the marketing objectives.
       b. Use its best efforts to achieve and maintain quality, technological superiority, and competitive costs of the Products, and actively provide technical and marketing assistance to Whittaker, in support of the marketing objectives.
        c. Actively collaborate with Whittaker in efforts to further develop and enhance the Products in support of the marketing objectives.
        d. Assist Whittaker in the training of Whittaker and customer personnel.
        e. Assist Whittaker in the preparation of appropriate technical literature.
        f . Assist Whittaker in technical presentations to
            Whittaker's customers and prospects.
        g.  Assist Whittaker in customer technical support.
        h. Assist Whittaker in efforts to obtain any regulatory approvals that may be required.

 7.  To achieve the objectives of this agreement, Whittaker agrees to:
        a.   Use its best efforts to diligently
             market and promote the Products in support of the
             marketing objectives.
        b. Provide NTC with an initial and rolling schedule of confirmed or planned presentations, samplings and evaluations.
        c. On-going and on a current basis, provide NTC with empirical feedback from presentations, samplings and evaluations that are arranged or conducted by Whittaker, and otherwise provide NTC with all information available to Whittaker concerning Product performance, and concerning market requirements relating to
             Product performance.
        d. Purchase and maintain inventories of Products on schedules and in quantities adequate to support the marketing objectives, including sufficient beginning inventories to support initial sampling and early customer orders, and sufficient on-going inventories to serve as a buffer and to accommodate prompt shipment to customers on a day-to-day basis.
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        e.   As soon as practicable after the initial market launch
             of the Products, place on-going orders with NTC at least six months before expected delivery by NTC.
        f. Provide NTC monthly with a rolling six-month forecast of Whittaker's Product requirements.
        g. Provide NTC every 6 months with Whittaker's estimates of the current year's tonnage size and three-year forecast of the total relevant markets.

 8. For as long as this agreement remains in effect, or unless the parties otherwise agree in writing, NTC will not directly or Indirectly knowingly sell any of the Products to anyone other than Whittaker for use in the Applications defined above.

 9. For as long as this agreement remains in effect, or unless the parties otherwise agree in writing, Whittaker will not directly or indirectly knowingly sell any nanometric TiO(two) other than the Products for use in the Applications defined above.

10. Pricing for the sale of Products by NTC to Whittaker shall be detemmined solely by NTC. Pricing for the sale of Products by Whittaker to Whittaker's customers shall be determined solely by Whittaker. Standard pricing of NTC is FOB the NTC facility.

11. NTC warrants that the Products comply with all applicable federal, state and local laws, regulations and rulings. Specifically, the Products are not adulterated or mislabeled within the meaning of the Food, Drug and Cosmetic Act. NTC further warrants that the Products meet the specifications stated in any lot-specific certificate of analysis. NTC provides no performance warranty and no implied warranty of merchantability or fitness for a particular purpose. NTC is not responsible for consequential damages, and assumes no risk or liability involved in the use of the Products, including without limitation liability with regard to third-party patent claims. All warranties are to Whittaker only, and are limited to the purchase price paid to NTC.

12. The term of this agreement is one year, with automatic renewal unless sooner terminated. Either party may terminate this agreement without cause on six-month notice. In the event of any material breach of this agreement, the non-defaulting party may terminate this agreement if the breach is not cured within 30 days following notice of breach.

13. All notices required or desired to be given hereunder shall be given by hand delivery, or by registered or certified mail, return receipt requested, to the addresses stated below, and shall be effective upon receipt.

14. The parties agree to the terms of the confidentiality and non-use agreement attached hereto. The sale of Products by NTC to Whittaker shall not constitute a license from NTC to Whittaker.

15. Each party is an independent contractor. Neither party is the agent of the other, and neither shall have authority to bind the other.

   AGREED:

   Nanophase Technologies Corporation        Whittaker, Clark & Daniels, Inc.
   453 Commerce Street                       1000 Coolidge Street
   Burr Ridge, Illinois 60521                South Plainfield, NJ 07080

   By: /s/ Robert W. Cross                   By: /s/ Michael C. Argyelan
       ------------------------                  -------------------------------
       Robert W. Cross, President                Michael C. Argylaen, President

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                    CONFIDENTIALITY AND NON-USE AGREEMENT

Confidentiality and Non-Use Agreement dated as of November 1, 1995, by and between Nanophase Technologies Corporation, an Illinois corporation ("Nanophase"), and Whittaker, Clark & Daniels, Inc., a corporation located in the state of New Jersey ("Recipient").

Nanophase and Recipient may engage in discussions concerning the Purpose (as defined below). As part of their discussions, Nanophase may disclose Nanophase Proprietary Information (as defined below) to Recipient, and Recipient may disclose Recipient Proprietary Information (as defined below) to Nanophase.

Nanophase and Recipient therefore agree as follows:

1. Purpose. The purpose is to negotiate and operate a marketing arrangement relating to applications for nanocrystalline materials ("the Purpose").

2. Information Covered. This Agreement shall apply to all information of a confidential or proprietary nature disclosed by Nanophase to Recipient ("Nanophase Proprietary Information") or disclosed by Recipient to Nanophase ("Recipient Proprietary Information") regarding the Purpose, whether such information is in tangible or intangible form, provided that all information that is in written form or other tangible medium shall prior to delivery be marked as "Confidential" or "Proprietary", and all information disclosed orally or otherwise shall be identified as being "Confidential" or "proprietary" by a memorandum delivered to the recipient within sixty days after the date of disclosure. Nanophase Proprietary Information and Recipient Proprietary Information are sometimes collectively referred to in this Agreement as the "Proprietary Information". Notwithstanding the foregoing, this Agreement shall not apply to Proprietary Information which is:

 (a) in the public domain at the time it is disclosed under this Agreement;

 (b) subsequently published or publicly disclosed by persons other than Nanophase or Recipient;

 (c) acquired by the recipient from a third person having no obligation of confidentiality toward either Nanophase or Recipient;

 (d) known to the recipient at the time of disclosure, provided that the recipient shall have the burden of establishing such prior knowledge by competent written proof;

 (e) developed independently by or on behalf of the recipient, without reliance on or use of any Proprietary Information of the disclosing party; or

 (f) compelled by law to be disclosed, provided that the recipient shall use its best efforts to give disclosing party ten days prior written notice of compelled disclosure.

3. Non-Use of Proprietary Information. Nanophase agrees that during the term of this Agreement it will not use any Recipient Proprietary
Information, and Recipient agrees that during the term of this Agreement it will not use any Nanophase Proprietary Information, without the prior written consent of the disclosing party, except for the Purpose.

4. Non-Disclosure of Proprietary, Information. Nanophase and Recipient each agree to hold all Proprietary Information disclosed to it pursuant to this Agreement in confidence and not to disclose such Proprietary Information to any other person or entity. Notwithstanding the foregoing, Nanophase and Recipient each agree that Proprietary Information disclosed pursuant to this Agreement may be disclosed to its employees but only to the extent that such disclosures are necessary to, and the employees to whom such disclosures are made are engaged in, legitimate activities with respect to the Purpose, and only if such employees have executed and delivered prior to disclosure an agreement of such employees to hold such information in confidence and nether to disclose nor to use such information except as permitted by this Agreement. Nanophase and Recipient each agree to take the same measures to preserve the secrecy and confidentiality of all Proprietary Information disclosed hereunder as in the case of the recipient's own most closely guarded trade secrets and proprietary information.

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5. Ownership:  Not a License. All Nanophase Proprietary Information
shall remain the sole and exclusive property of Nanophase, and all Recipient Proprietary Information shall remain the sole and exclusive property of Recipient. This Agreement shall not be construed as a license, or an obligation to negotiate a license, permitting the recipient to use the disclosing party's Proprietary Information, except for the Purpose. Nanophase and Recipient each acknowledge that the rights granted under this Agreement do not include any rights under, interest in, or title to any patent applications that may be filed or have been filed by or assigned to the disclosing party in connection with the Proprietary Information, or patents that may issue therefrom. Nanophase and Recipient each further acknowledge and agree that (a) this Agreement shall not be construed as limiting in any way the right of the disclosing party to enter into agreements from time to time which grant the right under patents or patent applications to commercialize technology developed by the disclosing party, and (b) the rights to commercial applications of the Proprietary Information may have been, or may be, granted to another party.

6. Return of Documents. All Nanophase Proprietary Information in the possession of Recipient, and all Recipient Proprietary Information in the possession of Nanophase, including without limitation written materials and other information contained in a tangible medium of expression (including without limitation magnetic or optical recordings), any copies, extracts, summaries, compilations or abridgments thereof, shall be returned to the disclosing party immediately at the request of the disclosing party, and shall in any case be returned immediately in the event that the purpose is no longer being pursued. Notwithstanding the foregoing provision, Recipient's legal counsel may retain one copy of Nanophase Proprietary Information, and Nanophase's legal counsel may retain one copy of Recipient Proprietary Information, in its respective confidential files for archival purposes.

7. Successors and Assigns. This Agreement shall be binding on the parties and their successors and assigns, provided that neither Nanophase nor Recipient shall assign any of its rights under this Agreement to any other party without the prior written consent of the other party.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed entirely within the State of Illinois.

9. Remedies. Because of the confidential and proprietary nature of the Proprietary Information that is subject to this Agreement, the parties agree that this Agreement may be enforced by injunction, specific performance, or other equitable relief, without prejudice to any other rights and remedies that the parties may have hereunder.

10. Notices. All notices required or desired to be given hereunder shall be deemed delivered when given by hand delivery, or three days after
deposit for delivery by United States registered or certified mail, return    ,
receipt requested, to the addresses listed below the parties' signatures, and shall be effective upon delivery.

11. Severability. In the event that any court or any governmental authority or agency declares all or any part of any section of this Agreement to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other section of this Agreement, and in the event that only a portion of any section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such section.

12. Term of Agreement. The obligations of the parties hereunder shall terminate five years from the last disclosure of Proprietary Information under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


Nanophase Technologies Corporation         Whittaker, Clark & Daniels, Inc.
453 Commerce Street                        1000 Coolidge Street
Burr Ridge, Illinois  60521                South Plainfield, NJ 07080
By:  /s/ Robert W. Cross                   By:  /s/ Michael C. Argyelan
    -------------------------------             ------------------------------
         Robert W. Cross, President             Michael C. Argyelan, President